EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-11355 of Mity-Lite, Inc. on Form S-8 of our report dated
May 2, 1997, appearing in the Annual Report on Form 10-KSB of Mity-Lite, Inc. for the year ended March 31, 1997, which is a part of such Registration Statement and to the reference to us under the heading "Experts" in such Annual Report.



/s/ Deloitte & Touche LLP
Salt Lake City, Utah
October 27, 1997